As filed with the Securities and Exchange Commission on August 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REAL GOODS SOLAR, INC.

(Exact name of registrant as specified in its charter)

Colorado	26-1851813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

833 West South Boulder Road

Louisville, Colorado 80027

(303) 222-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony DiPaolo

Real Goods Solar, Inc.

833 West South Boulder Road

Louisville, Colorado 80027

(303) 222-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rikard Lundberg, Esq.

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, Colorado 80202

(303) 223-1100

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement but in no event before November 15, 2014.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Class A Common Stock, par value $0.0001 per share	5,015,000	$3.41	$17,101,150	$2,203

(1)	Consists of shares of Class A Common Stock issuable upon exercise of warrants issued pursuant to the Underwriting Agreement (as defined herein). This Registration Statement also relates to an indeterminate number of shares of the registrant’s Class A Common Stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”).
(2)	The warrants are exercisable into shares of Class A Common Stock at an initial exercise price per share of $3.41 and may be exercised in a cashless exercise under certain circumstances. The exercise price of the warrants and the number of shares underlying the warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders named in this prospectus are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

Subject to completion, dated August 19, 2014

PRELIMINARY PROSPECTUS

REAL GOODS SOLAR, INC.

5,015,000 shares of Class A Common Stock

We are offering up to 5,015,000 shares of Class A Common Stock of Real Goods Solar, Inc. upon exercise of existing warrants originally issued on November 15, 2013. The warrants may be exercised, in whole or in part, upon the election of the holders at any time beginning on November 15, 2014 and until May 15, 2020 at an initial exercise price of $3.41 per share. The warrants were originally issued on November 15, 2013 as a part of units consisting of shares of Class A Common Stock and warrants pursuant to an effective registration statement on Form S-3 (Registration No. 333-190050). The shares of Class A Common Stock underlying the warrants were not covered by that registration statement at the time of issuance of the units.

We filed the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of the warrants described in this prospectus.

We will receive proceeds from payments in cash of the exercise price of the warrants. If all of the warrants outstanding are exercised for cash, we will receive total proceeds, before expenses, of $17,101,150. If at any time after the warrants are exercisable there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the issuance or resale of the shares of our Class A Common Stock issuable upon exercise of the warrants, the warrants may be exercised by means of a “cashless exercise” and we will not receive any proceeds at such time.

Our Class A Common Stock is quoted on The Nasdaq Capital Market under the symbol “RGSE.” On August 15, 2014, the last reported sale price of our Class A Common Stock was $2.06 per share.

Investing in our Class A Common Stock involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus for the risks that you should consider. You should read this entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is              , 2014

ABOUT THIS PROSPECTUS

Except where the context requires otherwise, in this prospectus the terms “Company,” “our company,” “Real Goods Solar,” “we,” “us,” and “our” refer to Real Goods Solar, Inc., a Colorado corporation, and where appropriate, its direct and indirect subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Find More Information.”

We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents and information incorporated by reference into this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, are accurate only as of their respective dates, regardless of time of delivery of this prospectus or of any sale of the shares. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements provide our current expectations and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend,” “may” and similar expressions as they relate to us are intended to identify such forward-looking statements. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date made. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth in the section entitled “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. Risks and uncertainties that could cause actual results to differ include, without limitation, the level of government subsidies and economic incentives for solar energy, general economic conditions, adoption of solar energy technologies, pricing, including pricing of conventional energy sources, construction risks, changing regulatory environment, changing energy technologies, our geographic concentration, our business plan, acquisitions, integration of acquired businesses, insufficient cash flow, indebtedness, loss of key personnel, brand value, litigation, merchandise and solar panel supply problems, construction costs, competition, third party financing costs, customer satisfaction, product liabilities, warranty and service claims, credit risk, non-compliance with Nasdaq continued listing standards, volatile market price of our Class A Common Stock, security analyst coverage of our Class A Common Stock, dilution for shareholders upon the exercise of warrants, limited public trading market, the significant ownership and voting power of our Class A Common Stock held by Riverside Renewable Energy Investment LLC (“Riverside”), our historical association with Gaiam, Inc. (“Gaiam”), a future sale of securities by Riverside, and other risks and uncertainties included in our filings with the Securities and Exchange Commission (“SEC”). We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We undertake no obligation to update any forward-looking information.

PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should read this summary in conjunction with, and the summary is qualified in its entirety by, the more detailed information contained elsewhere, or incorporated by reference, in this prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the additional information described under “Where You Can Find More Information” and the information under “Risk Factors.”

Overview of our Company

We are a leading residential and commercial solar energy engineering, procurement, and construction firm. We also perform most of our own sales and marketing activities to generate leads and secure projects. We offer turnkey services, including design, procurement, permitting, build-out, grid connection, financing referrals and warranty and customer satisfaction activities. Our solar energy systems use high-quality solar system components from tier-1 manufacturers such as Canadian Solar and Fronius for photovoltaic modules and inverters, respectively. We use proven technologies and techniques to help customers achieve meaningful savings by reducing their utility costs and total cost of energy. In addition, we help customers lower their emissions of carbon and reliance upon fossil fuel energy sources. As part of our evolution and to participate in the broader solar value chain, we recently expanded the loan and lease finance options provided to our customers.

We have 36 years of experience in residential solar energy. We trace our roots to 1978, when Real Goods Trading Corporation sold the first solar photovoltaic panels in the United States. We have designed and installed over 22,500 residential and commercial solar systems, totaling over 235 megawatts since our founding. We do business under the names of RGS Energy in the mainland United States and as Sunetric in Hawaii.

Our focused customer acquisition approach and our efficiency in converting customer leads into sales yield what we believe are competitive customer acquisition costs that we continuously focus on improving. We believe that our brands carry a reputation for high quality customer service in the solar energy market, which leads to a significant number of word-of-mouth referrals and new customers.

We were incorporated in Colorado in 2008 as a successor to Gaiam Energy Tech, Inc. Gaiam founded Gaiam Energy Tech, Inc. as its solar division in 1999. In 2001, Gaiam Energy Tech, Inc. acquired Real Goods Trading Corporation in a merger. The combined company became Real Goods Solar when it went public in 2008. In January 2014 we rebranded our residential and commercial activities under the name “RGS Energy.” In May 2014 we acquired Elemental Energy, Inc., doing business as Sunetric, and entered the Hawaiian commercial and residential solar installation market.

Our executive offices are located at 833 West South Boulder Road, Louisville, CO 80027-2452. Our telephone number is (303) 222-8400. Our website is www.rgsenergy.com. The information on our website is not intended to be a part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our securities. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

The Offering

Class A Common Stock offered	5,015,000 shares

Class A Common Stock outstanding before this offering	52,092,063 shares as of August 15, 2014

Class A Common Stock outstanding after this offering (assuming full exercise of the warrants)	57,107,063 shares

Warrant Exercise Terms	The warrants may be exercised, in whole or in part, upon the election of the holder at any time beginning on November 15, 2014 and until May 15, 2020 at an initial exercise price of $3.41 per share, and may be exercised in a cashless exercise under certain circumstances. See the section entitled “Description of the Transaction – Description of the Warrants.”

Use of proceeds	General corporate purposes. See the section entitled “Use of Proceeds.”

Nasdaq Capital Market symbol	RGSE

Risk factors	You should consider carefully the information set forth in the section entitled “Risk Factors,” beginning on page 4 of this prospectus, in deciding whether or not to invest in our Class A Common Stock.

Plan of distribution	From time to time after the date of this prospectus but no earlier than November 15, 2014, we will directly offer and issue the shares of Class A Common Stock issuable under the warrants to the warrant holders upon the exercise of the warrants in accordance with their terms. See the section entitled “Plan of Distribution” for a complete description of the manner in which the shares registered hereby may be distributed.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully read the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated by reference in this prospectus, and the risks listed below before purchasing shares of our Class A Common Stock. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Management will have broad discretion as to the use of the net proceeds from this offering, and Real Goods Solar may not use the proceeds effectively.

Real Goods Solar’s management will have broad discretion as to the application of the net proceeds from this offering. Real Goods Solar’s shareholders may not agree with the manner in which Real Goods Solar’s management chooses to allocate and spend the net proceeds. Moreover, Real Goods Solar’s management may use the net proceeds for corporate purposes that may not increase Real Goods Solar’s profitability or market value.

Investors in this offering will experience immediate and substantial dilution.

The exercise price for the shares issuable upon exercise of the warrants pursuant to this prospectus is substantially higher than the net tangible book value per share of the Class A Common Stock. Therefore, if you exercise your warrants and purchase the underlying shares of Class A Common Stock in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of Class A Common Stock from the price per share that you pay for the securities. Based on the sale of 5,015,000 shares at an exercise price of $3.41 per shares in this offering, you will suffer immediate dilution of approximately $2.88 per share in the net tangible book value of the Class A Common Stock. Moreover, Real Goods Solar has a substantial number of stock options and warrants to purchase Class A Common Stock outstanding. If the holders of outstanding options and warrants exercise those options and warrants at prices below the exercise price, you will incur further dilution.

The exercise price of the warrants is not an indication of Real Goods Solar’s value.

The exercise price of the warrants of $3.41 per share does not bear any relationship to the book value of Real Goods Solar’s assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the exercise price as an indication of the value of the Class A Common Stock. At the date of filing of the registration statement of which this prospectus is a part, the Class A Common Stock traded at a per share price below the exercise price. In the future, the Class A Common Stock may trade at prices above or below the exercise price.

DESCRIPTION OF THE TRANSACTION

Underwritten Offering

On November 15, 2013, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cowen and Company, LLC (the “Underwriter”), pursuant to which we sold to the Underwriter an aggregate of 5,900,000 units, each consisting of (i) one share of our Class A Common Stock and (ii) one warrant to purchase 0.85 share of Class A Common Stock (the “November Offering”). The units were sold at a public offering price of $3.40 per unit, the closing market price of our Class A Common Stock on November 14, 2013. The shares of Class A Common Stock and warrants issued as a part of the units were issued pursuant to an effective registration statement on Form S-3 (Registration No. 333-190050). The shares of Class A Common Stock underlying the Warrants were not covered by that registration statement.

The Underwriter purchased the units at a 6% discount to the public offering price for the units, for an aggregate discount of approximately $1.2 million. We received net proceeds of approximately $18.4 million in the November Offering, after deducting underwriting discounts and commissions and estimated offering expensed payable by us associated with the November Offering.

Description of the Warrants

In the November Offering and pursuant to the Underwriting Agreement, we issued warrants to purchase up to 5,015,000 shares of Class A Common Stock. The warrants may be exercised, in whole or in part, upon the election of the holders at any time beginning on November 15, 2014 and until May 15, 2020 at an initial exercise price per share of $3.41, and may be exercised in a cashless exercise under certain circumstances. The warrants are exercisable, at the option of each holder, by delivering to Real Goods Solar a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Class A Common Stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Class A Common Stock purchased upon such exercise.

The exercise price of the warrants and the number of shares underlying the warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A Common Stock.

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of the Class A Common Stock, the sale, transfer or other disposition of all or substantially all of Real Goods Solar’s properties or assets, Real Goods Solar’s consolidation or merger with or into another person, the acquisition of more than 50% of outstanding Class A Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by outstanding Class A Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. The warrants also contain provisions concerning the assumption of the warrants in connection with a fundamental transaction, and mandatory and voluntary redemption of the warrants under certain circumstances.

If a registration statement registering the issuance of the shares of Class A Common Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, if the holder, in its sole discretion, elects to exercise the warrant, the holder shall do so through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Class A Common Stock determined according to the formula set forth in the warrant. No fractional shares of Class A Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, Real Goods Solar will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Under the terms of the warrants, no selling shareholder may exercise any portion of the warrant if, after giving effect to such exercise and the issuance of the shares of Class A Common Stock issued pursuant thereto, such selling shareholder, together with any of its affiliates, would beneficially own a number of shares of our Class A Common Stock which would exceed 4.99% of the issued and outstanding Class A Common Stock. However, a selling shareholder may increase or decrease this percentage to any other percentage not in excess of 9.99% effective no earlier than the 61st day after delivering written notice to us. Further, we may not issue any shares of Class A Common Stock upon the exercise of warrants if the issuance (taken together with the shares of Class A Common Stock issued at the closing of the November Offering and all shares of Class A Common Stock previously issued under any of the warrants) would exceed the aggregate number of shares of Class A Common Stock which we may issue upon exercise of the warrants without breaching our obligations under applicable Nasdaq rules unless we first obtain shareholder approval or otherwise comply with such Nasdaq rules.

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the warrants and Real Goods Solar does not expect one to develop.

Registration Rights

Pursuant to the Underwriting Agreement, we are required to prepare and file a registration statement with the SEC, registering the sale of the shares of Class A Common Stock issuable upon exercise of the warrants to the holders, and to cause the registration statement to be declared effective no later than November 15, 2014. Further, the registration statement must remain in effect through the earlier of (i) May 15, 2020 and (ii) the date on which all of the warrants have been exercised in full.

USE OF PROCEEDS

If all of the warrants are exercised for cash (assuming no exercise price adjustment), we estimate that the total net proceeds of such exercise, after deducting estimated expenses of this offering of approximately $45,000, would be approximately $17.0 million, which we will use for working capital and other general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of the offering. Accordingly, we will retain broad discretion over the use of these proceeds

If at any time after the warrants are exercisable there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the issuance or resale of the shares of our Class A Common Stock issuable upon exercise of the warrants, the warrants may be exercised by means of a “cashless exercise” and we will not receive any proceeds at such time.

We will bear all costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DILUTION

Dilution is the amount by which the exercise price paid by the holders of the warrants to purchase the underlying shares of our Class A Common Stock sold in this offering will exceed the as-adjusted net tangible book value per share of our Class A Common Stock after the offering. Net tangible book value per share of our Class A Common Stock as of a particular date represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of Class A Common Stock outstanding as of such date. As of June 30, 2014, our net tangible book value was approximately $11.2 million, or $0.23 per share of Class A Common Stock. Purchasers of our Class A Common Stock upon exercise of warrants in this offering will experience substantial and immediate dilution in net tangible book value per share of our Class A Common Stock for financial accounting purposes, as illustrated in the following table. The table assumes that all of the warrants are exercised for cash.

Exercise price per share	$3.41
Net tangible book value per share as of June 30, 2014	$0.23
Increase in as-adjusted net tangible book value per share attributable to purchasers in this offering	$0.32
Adjusted net tangible book value per share after giving effect to this offering	$0.53
Immediate dilution in net tangible book value per share to purchasers in this offering	$2.88

In addition, the number of shares of our issued and outstanding Class A Common Stock would be increased if all of the warrants were exercised in full. In the event of such exercise, there would be dilution to our current shareholders. For example, assuming full exercisability, if the holders had fully exercised their warrants on August 15, 2014, we would have issued 5,015,000 shares of Class A Common Stock, which would constitute approximately 9.6% of our issued and outstanding Class A Common Stock at the time, assuming no adjustment to the number of shares of Class A Common Stock issuable under the warrants, and based on there being 52,092,063 shares of our Class A Common Stock outstanding on August 15, 2014 before such exercise. The warrants covered by this prospectus may not be exercised until November 15, 2014, and the preceding example is simply for illustrative purposes.

PLAN OF DISTRIBUTION

From time to time after the date of this prospectus but no earlier than November 15, 2014, we will directly offer and issue the shares of Class A Common Stock issuable under the warrants to the warrant holders upon the exercise of the warrants in accordance with their terms. For the warrant holders to exercise the warrants, there must be an effective registration statement and a current prospectus under the Securities Act covering the offering and sale of the Class A Common Stock issuable upon the exercise of the warrants or an available exemption from registration under the Securities Act.

If at any time after the warrants are exercisable there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the issuance or resale of the shares of our Class A Common Stock issuable upon exercise of the warrants, the warrants may be exercised by means of a “cashless exercise” and we will not receive any proceeds at such time.

LEGAL MATTERS

The validity of the Class A Common Stock issued and issuable upon exercise of the warrants will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado.

EXPERTS

The financial statements of Real Goods Solar, Inc. and its subsidiaries, as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, and the financial statements of Elemental Energy LLC, doing business as Sunetric, as of December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012 are incorporated herein by reference in reliance on the report of EKS&H LLLP, independent registered public accounting firm, as experts in accounting and auditing.

The financial statements of Mercury Energy, Inc. and its subsidiaries as of December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012 are incorporated herein by reference in reliance on the report of UHY LLP, independent registered public accounting firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of a registration statement on Form S-3 that we have filed with the SEC, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our Class A Common Stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. This prospectus contains statements concerning documents filed as exhibits. For the complete text of any of these documents, we refer you to the copy of the document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.rgsenergy.com with information about our company. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents which we have filed. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed March 31, 2014, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed April 30, 2014;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed May 15, 2014;

•	Our current reports on Form 8-K (including amendments thereto) filed January 15, 2014, January 22, 2014, March 25, 2014, May 16, 2014, June 11, 2014, July 3, 2014, July 9, 2014, July 17, 2014, July 25, 2014, July 30, 2014 and August 19, 2014; and

•	The description of our Class A Common Stock contained in our registration statement on Form 8-A filed May 5, 2008 including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

All documents that we file with the SEC after the date of the initial registration statement of which this prospectus is part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We also incorporate by reference any other future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering to which this prospectus relates or the offering is otherwise terminated.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the Class A Common Stock offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the Class A Common Stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Real Goods Solar, Inc., 833 W. South Boulder Road, Louisville, Colorado 80027, (303) 222-8400.

Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following expenses incurred in connection with the sale of the securities being registered will be borne by the registrant. Other than the SEC registration fee, the amounts stated are estimates.

SEC Registration Fee	$2,203
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$2,797
Total:	$45,000

Item 15.	Indemnification of Directors and Officers

The Colorado Business Corporation Act (the “CBCA”) generally provides that a corporation may indemnify a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if: the person’s conduct was in good faith; the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and, in the case of any criminal proceeding, the person had no reasonable cause to believe that the person’s conduct was unlawful. The CBCA prohibits such indemnification in a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with any other proceeding in which the person was adjudged liable for having derived an improper personal benefit. The CBCA further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the person in connection with the proceeding. In addition, a director or officer, who is or was a party to a proceeding, may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The CBCA allows a corporation to indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

As permitted by the CBCA, the Company’s articles of incorporation and bylaws generally provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the CBCA. In addition, the Company may also indemnify and advance expenses to an officer who is not a director to a greater extent, not inconsistent with public policy, and if provided for by its bylaws, general or specific action of the Company’s board of director or shareholders.

The Company has entered into substantively identical Indemnification Agreements with certain current and former directors and officers (the “Indemnitees”), which generally provide that, to the fullest extent permitted by Colorado law, the Company shall indemnify such Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was or has agreed to serve at the Company’s request as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity or by reason of the imposition upon such officer or director of any federal and/or state income tax obligation (inclusive of any interest and penalties, if applicable), that is imposed on such officer or director with respect to income, “phantom income,” rescinded or unconsummated transactions, or any other allegedly taxable event for which no benefit was received by such officer or director. The indemnification obligation includes, without limitation, claims for monetary damages against an Indemnitee in respect of an alleged breach of fiduciary duties and generally covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnitee or on an Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the Indemnitee acted in good faith; and, in the case of conduct in an official capacity with the corporation, if such conduct was in the Company’s best interests, and, in all other cases, if such conduct was at least not opposed to the Company’s best interests; and, with respect to any criminal action, suit or proceeding, if the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Section 7-108-402(1) of the CBCA permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director (except for breach of a director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director derived improper personal benefit). Further, Section 7-108-402(2) of the CBCA provides that no director or officer shall be personal liable for any injury to persons or property arising from a tort committed by an employee, unless the director or officer was either personally involved in the situation giving rise to the litigation or committed a criminal offense in connection with such situation.

As permitted by the CBCA, the Company’s articles of incorporation provide that the personal liability of the Company’s directors to the Company or its shareholders is limited to the fullest extent permitted by the CBCA. The Indemnification Agreements described above also provide that the Company’s indemnification obligation includes, without limitation, claims for monetary damages against the Indemnitee in respect of an alleged breach of fiduciary duties to the fullest extent permitted by the CBCA.

Section 7-109-108 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another entity or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA.

As permitted by the CBCA, the Company’s bylaws authorize the Company to purchase and maintain such insurance. The Company currently maintains a directors and officers insurance policy insuring its past, present and future directors and officers, within the limits and subject to the limitations of the policy, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings.

Item 16.	Exhibits

The exhibits listed in the exhibit index immediately following the signature pages are filed as part of this registration statement.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) The undersigned registrant hereby undertakes that, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on August 19, 2014.

REAL GOODS SOLAR, INC.

By:	/s/ Anthony DiPaolo
Anthony DiPaolo
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Lacey and Anthony DiPaolo, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement relating to the same offering of securities that are filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or theirs or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Belluck	David Belluck, Chairman of the Company’s Board of Directors	August 19, 2014

/s/ Dennis Lacey	Dennis Lacey, Chief Executive Officer and Director (Principal Executive Officer)	August 19, 2014

/s/ Anthony DiPaolo	Anthony DiPaolo, Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 19, 2014

/s/ Pavel Bouska	Pavel Bouska, Director	August 19, 2014

/s/ Ian Bowles	Ian Bowles, Director	August 19, 2014

/s/ Steven Kaufman	Steven Kaufman, Director	August 19, 2014

/s/ John Schaeffer	John Schaeffer, Director	August 19, 2014

/s/ Robert L. Scott	Robert L. Scott, Director	August 19, 2014

/s/ Richard D. White	Richard D. White, Director	August 19, 2014

EXHIBITS INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 15, 2013, between Real Goods Solar, Inc. and Cowen and Company, LLC (Incorporated by reference to Exhibit 1.1 to Real Goods Solar, Inc.’s Current Report on Form 8-K filed November 15, 2013 (Commission File No. 001-34044))

4.1	Form of Real Goods Solar Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Real Goods Solar’s Amendment No. 5 to Registration Statement on Form S-1 filed May 2, 2008 (Commission File No. 333-149092))

4.2	Form of Warrant (Incorporated by reference to Exhibit 4.1 to Real Goods Solar, Inc.’s Current Report on Form 8-K filed November 21, 2013 (Commission File No. 001-34044))

5.1†	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1†	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

23.2†	Consent of EKS&H LLLP

23.3†	Consent of UHY LLP

24.1†	Power of Attorney (included on the signature page to this Registration Statement)

†	Filed herewith.